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Exhibit 10(q)

MANAGEMENT AGREEMENT

    AGREEMENT made as of this 1st day of September, 1996 by and between Minntech Corporation, a Minnesota corporation, with its principal executive office at Plymouth, Minnesota ("Company") and Robert W. Johnson residing at 5332 Matterhorn Drive, Fridley, Minnesota 55421 (the "Executive").

    WHEREAS, Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of Company and its shareholders; and

    WHEREAS, the Executive is expected to continue to make a significant contribution to the profitability, growth and financial strength of Company; and

    WHEREAS, Company, as a publicly held corporation, recognizes that the possibility of a Change in Control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of the Executive in the performance of the Executive's duties to the detriment of Company and its shareholders; and

    WHEREAS, the Executive is willing to continue to be an employee of Company upon the understanding that Company will provide income security if the Executive's employment is terminated under certain terms and conditions; and

    WHEREAS, it is in the best interests of Company and its shareholders to reinforce and encourage the continued attention and dedication of management personnel, including the Executive, to their assigned duties without distraction and to increase the likelihood of the continued availability to Company of the Executive in the event of a Change in Control.

    THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

    1.  Term of Agreement.  This Agreement shall commence on the date hereof and shall continue in effect until such time as Company notifies the Executive or the Executive notifies Company of termination of this Agreement; provided, however, that in no event may this Agreement be terminated prior to two years from the date hereof, and notice of termination on the second or any subsequent anniversary date hereof must be given by Company in writing mailed to the Executive at his or her last known address within 60 days prior to such anniversary date or by the Executive by notice in writing mailed to Company at the principal executive office of Company within 60 days prior to such anniversary date. If no such notice is given, then the term of this Agreement shall be extended for additional periods of one year. Notwithstanding the preceding sentence, if a Change in Control occurs during the term of this Agreement (including any extension hereof), this Agreement shall continue in effect for a period of 36 months from the date of the occurrence of a Change in Control. Except as provided in Section 2(b) or Section 3(e) of this Agreement, nothing stated herein shall limit the right of the Executive or Company to terminate the employment of the Executive with Company at any time prior to the expiration of the term of this Agreement, with or without Cause (as defined in Section 3(b) of this Agreement) and for any reason whatsoever, subject to the right of the Executive to receive any payment and other benefits that may be due pursuant to the terms and conditions of Section 4 of this Agreement.

    2.  Change in Control.  No amounts shall be payable hereunder unless a Change in Control, as set forth below, shall occur during the term of this Agreement.

      (a) For purposes of this Agreement, a "Change in Control" of Company shall be deemed to occur if any of the following occur:

         (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act")) acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of Company representing 30% or more of the combined voting power of Company's then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), provided, however, that the following shall not constitute a Change in Control pursuant to this Section 2(a)(i):

          (A) any acquisition or beneficial ownership by Company or a subsidiary of Company;

          (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by Company or one or more of its subsidiaries;

          (C) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of Company's then outstanding Voting Securities and the common stock of Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and common stock of Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and common stock, as the case may be, immediately prior to such acquisition;

        (ii) A majority of the members of the Board of Directors of Company shall not be Continuing Directors. For purposes of this subsection 2(a)(ii), "Continuing Directors" shall mean: (A) individuals who, on the date hereof, are directors of Company, (B) individuals elected as directors of Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of Company or (C) any individual elected or appointed by the Board of Directors of Company to fill vacancies on the Board of Directors of Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

        (iii) Approval by the shareholders of Company of a reorganization, merger or consolidation of Company (other than a merger or consolidation with a subsidiary of Company) or a statutory exchange of outstanding Voting Securities of Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and common stock of Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and common stock of Company, as the case may be;

        (iv) Approval by the shareholders of Company of (x) a complete liquidation or dissolution of Company or (y) the sale or other disposition of all or substantially all of the assets of Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and common stock of Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and common stock of Company, as the case may be; or

        (v) Company enters into a letter of intent, an agreement in principle or a definitive agreement relating to a Change in Control described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) above that ultimately results in such a Change in Control or a tender or exchange offer or proxy contest is commenced which ultimately results in a Change in Control described in Section 2(a)(i) or 2(a)(ii) hereof.

  Notwithstanding the above, a Change in Control shall not be deemed to occur with respect to the Executive if (x) the acquisition or beneficial ownership of the 30% or greater interest referred to in Section 2(a)(i) is by the Executive or by a group, acting in concert, that includes the Executive or (y) if a majority of the then combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of Company shall, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in Section 2(a)(iii) or 2(a)(iv), be beneficially owned, directly or indirectly, by the Executive or by a group, acting in concert, that includes the Executive.

      (b) The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Change in Control of Company described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv), occurring after the date hereof, the Executive, if employed by Company immediately prior to such a Change in Control, will not voluntarily terminate employment with Company except for Good Reason for a period of 90 days after the occurrence of such a Change in Control of Company.

      (c) For purposes of this Agreement, a "subsidiary" of Company shall mean any entity of which securities or other ownership interests having general voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Company.

    3.  Termination Following Change in Control.  If a Change in Control shall occur during the term of this Agreement, the Executive shall be entitled to the payments and other benefits provided in subsection 4(d) in the event of the termination of the Executive's employment with Company unless the Executive's termination is (A) because of the Executive's death, (B) by Company for Cause or Disability, or (C) by the Executive other than for Good Reason.

      (a)  Disability.  If, as a result of incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with Company for six consecutive months, and within 30 days after written Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties, Company may terminate the Executive's employment for "Disability". Any question as to the existence of the Executive's Disability upon which the Executive and Company cannot agree shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, it shall be made by any adult member of the Executive's immediate family), and approved by Company. The determination of such physician made in writing to Company and to the Executive shall be final and conclusive for all purposes of this Agreement.

      (b)  Cause.  Termination of the Executive's employment for "Cause" shall mean termination upon the conviction of the Executive by a court of competent jurisdiction for felony criminal conduct.

      (c)  Good Reason.  Termination by the Executive for "Good Reason" shall mean termination by the Executive if, without the Executive's express written consent, any of the following shall occur:

         (i) the assignment to the Executive of any duties inconsistent with the Executive's status or position with Company, or a substantial alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

        (ii) a reduction by Company in the Executive's annual base salary in effect immediately prior to a Change in Control;

        (iii) the relocation of Company's principal executive offices to a location more than fifty miles from Plymouth, Minnesota or Company requiring the Executive to be based anywhere other than Company's principal executive office (or if the Executive is based at a location other than Company's principal executive office immediately prior to the first Change in Control, anywhere other than such location) except for required travel on Company's business to an extent substantially consistent with the Executive's prior business travel obligations;

        (iv) the failure by Company to continue to provide the Executive with benefits at least as favorable to those enjoyed by the Executive under any of Company's pension, life insurance, medical, health and accident, disability, deferred compensation, incentive awards, employee stock options, or savings plans in which the Executive was participating at the time of the Change in Control, the taking of any action by Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed at the time of the Change in Control, or the failure by Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of the Change in Control, provided, however, that Company may amend any such plan or programs as long as such amendments do not reduce any benefits to which the Executive would be entitled upon termination;

        (v) a termination pursuant to Section 3(d) of this Agreement;

        (vi) the failure of Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6; or

       (vii) any purported termination of the Executive's employment which is not made pursuant to a Notice of Termination satisfying the requirements of subsection (e) below; for purposes of this Agreement, no such purported termination shall be effective.

      (d)  Voluntary Termination Deemed Good Reason.  Notwithstanding anything herein to the contrary, during the period commencing on the 91st day following a Change in Control under Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) of this Agreement and ending on the 180th day following such a Change in Control, the Executive may voluntarily terminate his or her employment for any reason, and such termination shall be deemed "Good Reason" for all purposes of this Agreement. In the event of such voluntary termination pursuant to this subsection 3(d)), the multiple applied to the Severance Payment (as defined in Section 4(d)), if any, payable to the Executive pursuant to subsection 4(d)(ii) below shall be reduced by 50%.

      (e)  Notice of Termination.  Any purported termination of the Executive's employment by Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

      (f)  Date of Termination.  For purposes of this Agreement, "Date of Termination" shall mean:

         (i) if the Executive's employment is terminated for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such 30 day period); and

        (ii) if the Executive's employment is terminated pursuant to subsections (b), (c) or (d) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to subsection (b) above, shall not be less than 10 days, and, in the case of a termination pursuant to subsection (c) or (d) above, shall not be less than 10 nor more than 30 days, respectively, from the date such Notice of Termination is given).

      (g)  Dispute of Termination.  If, within 10 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, Company shall continue to pay the Executive full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and, except as provided in Section 4(d)(v), shall not be offset against or reduce any other amounts under this Agreement.

    4.  Compensation Upon Termination or During Disability.  Upon termination of the Executive's employment (or, with respect to Section 4(a), during a period of Disability) following a Change in Control, as defined in Section 2(a), of Company or if there shall be a termination by Company of the Executive's employment prior to a Change in Control, or the Executive shall terminate employment with Company for Good Reason prior to a Change in Control (for which purpose the references in Section 3(c) to changes from circumstances existing immediately prior to or at the time of a Change in Control that constitute Good Reason for termination shall instead be deemed to be references to circumstances existing immediately prior to or at the time that the Change in Control is first anticipated), and the Executive reasonably demonstrates that such termination by Company or event constituting Good Reason for termination by the Executive (x) was requested by a third party that had previously taken other steps reasonably calculated to result in a Change in Control described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) and ultimately resulting in such a Change in Control following termination of the Executive's employment or (y) otherwise arose in connection with or in anticipation of a Change in Control described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) that ultimately occurs following termination of the Executive's employment, the Executive shall be entitled to the following benefits:

      (a) Except as provided in Section 4(b), during any period that the Executive fails to perform full-time duties with Company as a result of Disability, Company shall pay the Executive the base salary of the Executive at the rate in effect at the commencement of any such period, until such time as the Executive is determined to be eligible for long term disability benefits in accordance with Company's insurance programs then in effect.

      (b) If the Executive's employment shall be terminated by Company for Cause or Disability or by the Executive, following a Change in Control, other than for Good Reason, Company shall pay to the Executive his or her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and Company shall have no further obligation to the Executive under this Agreement.

      (c) If the Executive's employment shall be terminated by Company for Cause or Disability, or is terminated by reason of death, Company shall immediately cause to be commenced payment to the Executive (or the Executive's designated beneficiaries or estate, if no beneficiary is designated)

  of any and all benefits to which the Executive is entitled, if any, under Company's insurance programs then in effect.

      (d) Except for termination of the Executive's employment with Company by reason of death, if the Executive's employment with Company shall be terminated (A) by Company other than for Cause or Disability or (B) by the Executive for Good Reason, then the Executive shall be entitled to the benefits provided below:

         (i) Company shall pay the Executive the Executive's full base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given.

        (ii) In lieu of any further salary payments for periods subsequent to the Date of Termination, Company shall pay as a severance payment (the "Severance Payment") an amount equal to (A) one (1) times (subject to reduction pursuant to Section 3(d) in the event of a termination of employment by the Executive pursuant to Section 3(d)) the average of the annual compensation which was paid to the Executive by Company (or any corporation affiliated with Company within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) and includible in the Executive's gross income for federal income tax purposes for the shorter of the period consisting of (1) the five most recently completed taxable years of the Executive ending before the earlier of the first Change in Control (for which purpose the first Change in Control shall not be deemed to be a Change in Control pursuant to Section 2(a)(v) unless the Executive's termination of employment with Company occurs prior to the first Change in Control pursuant to Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv)) or (2) that portion of such five-year period during which the Executive was employed by Company, less (B) $1.00. Such average shall be determined in accordance with temporary or final regulations promulgated under Section 280G(d) of the Code or any successor provision thereto. The Severance Payment shall be made in full within 60 days after termination of employment. Such Severance Payment shall be reduced by any severance pay that the Executive receives from Company, any subsidiary of Company or any successor thereof under any other policy or agreement of Company in the event of involuntary termination of the Executive's employment.

        (iii) For a 36 month period after the Date of Termination, Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving or entitled to receive immediately prior to the Notice of Termination. Benefits otherwise receivable by the Executive pursuant to this paragraph (iii) shall be reduced to the extent comparable benefits are actually received by the Executive from another employer or other third party during such 36 month period, and any such benefits actually received by the Executive shall be reported to Company.

        (iv) Company shall also pay to the Executive all legal fees and expenses incurred by the Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

        (v) Notwithstanding any provision to the contrary contained herein except the last sentence of this Section 4(d)(v), if the lump sum cash payment due and the other benefits to which the Executive shall become entitled under this Section 4 hereof, either alone or together with other payments in the nature of compensation to the Executive which are contingent on a change in the ownership or effective control of Company or in the ownership of a substantial portion of the assets of Company or otherwise, would constitute a "parachute payment" as defined in Section 280G of the Code or any successor provision thereto, such lump sum payment and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or being non-deductible to Company for federal income tax purposes pursuant to Section 280G of the Code (or any successor provision thereto). The Executive in good faith shall determine the amount of any reduction to be made pursuant to this Section 4(d)(v) and shall select from among the foregoing benefits and payments those which shall be reduced. No modification of, or successor provision to, Section 280G or Section 4999 subsequent to the date of this Agreement shall, however, reduce the benefits to which the Executive would be entitled under this Agreement in the absence of this Section 4(d)(v) to a greater extent than they would have been reduced if Section 280G and Section 4999 had not been modified or superseded subsequent to the date of this Agreement, notwithstanding anything to the contrary provided in the first sentence of this Section 4(d)(v).

      (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise except as specifically provided in this Section 4.

      (f)  In addition to all other amounts payable to the Executive under this Section 4, the Executive shall be entitled to receive all benefits payable to the Executive under any other plan or agreement relating to retirement benefits except as specifically provided in this Section 4.

      (g) If Company fails to make any payment at the times and in the amounts specified herein, or with respect to any fringe benefits, fails to provide such benefit as specified herein, within 10 days from the date of written notice from the Executive to Company of such failure, Company shall be deemed to have waived any right to enforce any restriction on employment or non-competition provision contained in any agreement between Company and the Executive then in existence which limits the ability of the Executive to accept other employment and, thereafter, the Executive may work or consult for any person or business organization which is engaged in the design, development, assembly, manufacture, marketing or sale of any product which competes with any product of Company, or for any person or business organization which is in competition with Company, without liability to Company for such acts. A waiver of such restrictive covenant or non-competition provision shall not in any way restrict or limit the Executive's right to enforce the provisions of this Agreement, including any legal or equitable action to enforce any and all payments, rights or benefits under this Agreement, it being the intention of this subsection that such waiver shall be in addition to, not in substitution of, any other rights to which the Executive is entitled hereunder. Once waived, any such restrictive covenant or non-competition provision shall not thereafter be enforceable even though the Executive may later receive the payment, right or benefit which was the basis of the waiver of such restrictive covenant or non-competition provision.

    5.  Funding of Payments.  In order to assure the performance of Company or its successor of its obligations under this Agreement, Company may deposit in trust an amount equal to the maximum payment that will be due the Executive under the terms hereof. Under a written trust instrument, the Trustee shall be instructed to pay to the Executive (or the Executive's legal representative, as the case may be) the amount to which the Executive shall be entitled under the terms hereof, and the balance, if any, of the trust not so paid or reserved for payment shall be repaid to Company. If Company deposits funds in trust, payment shall be made no later than the occurrence of the first Change in Control described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv). Company shall give notice of such a Change in Control to any such trustee upon any occurrence as defined herein. If and to the extent that the Executive becomes a beneficiary of any such funds deposited in trust, Company shall give prompt notice to the Executive, which shall include a copy of the trust instrument and amendments from time to time. The rights of the Executive under such trust instrument shall be enforceable against Company and any trustees named therein, as though the provisions of said trust were incorporated into this

Agreement. If and to the extent there are not amounts in trust sufficient to pay the Executive under this Agreement, Company shall remain liable for any and all payments due to the Executive. In accordance with the terms of such trust, at all times during the term of this Agreement, the Executive shall have no rights, other than as an unsecured general creditor of Company, to any amounts held in trust and all trust assets shall be general assets of Company and subject to the claims of creditors of Company.

    6.  Successors; Binding Agreement.

      (a) Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. Failure of Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from Company in the same amount and on the same terms as he would be entitled hereunder if he terminated his employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

      (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, successors, heirs, and designated beneficiaries. If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designated beneficiaries, or, if there is no such designated beneficiary, to the Executive's estate.

    7.  Notice.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage pre-paid, addressed to the last known residence address of the Executive or in the case of Company, to its principal executive office to the attention of each of the then directors of Company with a copy to its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

    8.  Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No waiver by either party hereto at any time of any breach by the other party to this Agreement of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to similar time. No legally binding or enforceable agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof that remain in effect have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota.

    9.  Validity.  The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

MINNTECH CORPORATION		EXECUTIVE:
By	/s/ Louis C. Cosentino	/s/ Robert W. Johnson

	Its President	Robert W. Johnson

AMENDMENT TO MANAGEMENT AGREEMENT

    This AMENDMENT made as of this 1st day of April, 1997, by and between Minntech Corporation, a Minnesota corporation (the "Company") and Robert W. Johnson, a Minnesota resident (the "Executive"), as an amendment to the Management Agreement dated as of September 1, 1996, between the Company and the Executive.

    WHEREAS, the Company and the Executive entered into the Management Agreement for the reasons set forth in the recitals to the Management Agreement; and

    WHEREAS, for the reasons set forth in the recitals to the Management Agreement, the Company has determined that it is in the best interests of the Company and its shareholders to provide for increased payments to the Executive upon the termination of the Executive's employment in certain circumstances following a Change in Control of the Company or as otherwise set forth in the lead-in sentence to Section 4 of the Management Agreement.

    THEREFORE, in consideration of the foregoing, the parties hereto agree to amend Section 4(d)(ii) of the Management Agreement in its entirety to read as follows:

      (ii) In lieu of any further salary payments for periods subsequent to the Date of Termination, Company shall pay as a severance payment (the "Severance Payment") an amount equal to (A) three (3) times (subject to reduction pursuant to Section 3(d) in the event of a termination of employment by the Executive pursuant to Section 3(d)) the average of the annual compensation which was paid to the Executive by Company (or any corporation affiliated with Company within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) and includible in the Executive's gross income for federal income tax purposes for the shorter of the period consisting of (1) the five most recently completed taxable years of the Executive ending before the earlier of the first Change in Control (for which purpose the first Change in Control shall not be deemed to be a Change in Control pursuant to Section 2(a)(v) unless the Executive's termination of employment with Company occurs prior to the first Change in Control pursuant to Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv)) or (2) that portion of such five-year period during which the Executive was employed by Company (for which purpose compensation for a partial year shall be annualized before determining average annual compensation for the period in accordance with temporary or final regulations promulgated under Section 280G(d) of the Code or any successor provision thereto), less (B) $1.00. Such average shall be determined in accordance with temporary or final regulations promulgated under Section 280G(d) of the Code or any successor provision thereto. The Severance Payment shall be made in full within 60 days after termination of employment. Such Severance Payment shall be reduced by any severance pay that the Executive receives from Company, any subsidiary of Company or any successor thereof under any other policy or agreement of Company in the event of involuntary termination of the Executive's employment.

    The Management Agreement, subject only to this Amendment and any other amendments entered into in accordance with Section 8 of the Management Agreement, shall remain in full force and effect without modification. All references in the Management Agreement to "this Agreement" shall be deemed to be references to the Management Agreement as amended by this Amendment. All terms used in this Amendment which are not defined in this Amendment shall have the meanings set forth in the Management Agreement.

    IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date above written.

MINNTECH CORPORATION		EXECUTIVE:
By	/s/ Thomas J. McGoldrick	/s/ Robert W. Johnson

	Its President	Robert W. Johnson

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